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                                                                   Exhibit 21.1


                         Subsidiaries of the Registrant


Name of Subsidiary                          Jurisdiction of Incorporation

Scottish Annuity & Life Insurance           Cayman Islands, British West Indies
Company (Cayman) Ltd.